                                                               EXHIBIT 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 33-63737) of our report dated January 27, 1994 relating to the financial statements of Eagle Technology, which appears on page 15 of Microdyne Corporation's Form 8-K/A dated April 11, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
San Jose, California
November 7, 1995